Exhibit 10.23


                                 PROMISSORY NOTE

                                 April 17, 2000

Redwood City, California                                             $250,000.00



                  The following sets forth the purpose of this Note, the obligations of the maker of this Note, the rights of the Holder of this Note, and the conditions to which this Note is subject, to which the Holder hereof, by the acceptance of this Note, agrees:

                  Whereas, the Company has advanced Samir Arora the amount of $250,000 against repayment from the proceeds that he obtains from the sale of any of his shares of common stock of the Company.

                  Therefore, Arora, for value received, promises to pay to the Company or any person or entity to whom this Note has been endorsed for payment, or order (collectively the "Holder"), the principal sum of Two Hundred Fifty Thousand Dollars ($250,000) (the "Principal Sum"), and interest on the principal sum from time to time remaining unpaid hereon from the date of this Note until paid in full; at the rate of 6.45% per annum, which is the Applicable Federal Rate as determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended, for debt instruments of this kind said principal sum and accrued interest to be paid in full on or before the second anniversary of the date of this Note (the "Maturity Date"). Interest shall accrue and compound annually on the unpaid balance, computed on the basis of a 360-day year. In the event that any payment of principal or interest under this Note is made prior to the Maturity Date for any reason, the amount of any interest payable on any outstanding principal amount for a short period of less than one year (the compounding period under this Note) shall be equal to the aforementioned interest rate multiplied by a fraction, the numerator of which is equal to the number of months in such short period and the denominator of which is 12 months. In no event shall interest be charged under this Note at a rate in excess of the maximum rate allowed by law.

                  All principal and interest must be paid in lawful money of the United States of America at the address of the Holder of this Note as shown on the books of the Company by the Maturity Date. The undersigned shall have the right to prepay all or any portion of the indebtedness represented hereby without premium or penalty upon 10 days' notice.

                  1. Payment from Stock Sale Proceeds of Shares. Arora agrees to pay over to the Holder the net proceeds after payment of commissions from the sale of any of his shares of Company common stock until the principal sum and all accrued and unpaid interest thereon have been paid in full. Arora further agrees to direct and authorize any broker/dealer or other institution that sells his shares of common stock (the "selling broker") for his account to pay directly to the Holder the net proceeds from the sale of his shares of common stock to which the


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Holder is  entitled,  and to take all steps  necessary to have such net proceeds paid directly to the Holder, including, but not limited to, notifying the Holder
of  the  identity  of  the  selling   broker  and  completing  and  signing  all
documentation requested by the selling broker and the Holder in order to effect direct payment of the proceeds due hereunder to the Holder.

                  2. Term. This Note shall remain in effect and Arora's obligation under this Note shall remain until the principal sum and interest thereon have been repaid in full.

                  4. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of California.

                  5. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the day sent by facsimile transmission if a true and correct copy is sent the same day by first class mail, postage prepaid, or by dispatch by an internationally recognized express courier service, or at such other address as any party may designate by ten days' advance written notice to the other party.

                  6. Severability. If any provision of this Note should be found to be invalid or unenforceable, all other provisions shall nevertheless remain in full force and effect to the maximum extent permitted by law.

                  7. Modification. This Note and any of its terms may be changed, waived or terminated only by a written instrument signed by the party against whom enforcement of that change waiver or termination is sought.

                  8. Attorneys' Fees. In any action to enforce this Note, the prevailing party shall be entitled to recover all of its attorneys' fees, costs and related expenses.


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                     Typed Name:  Samir Arora

                     Address:
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